DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
www.dlapiper.com
T 858.677.1400
F 858.677.1401
May ___, 2016
Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as U.S. counsel to Cytori Therapeutics, Inc., a Delaware corporation (the "Company").  The Company has requested that we render this opinion in connection with the registration statement on Form S-1 of the Company pursuant to the Securities Act of 1933, as amended (the "Act"), originally filed with the U.S. Securities and Exchange Commission on April 6, 2016 (as amended and supplemented, the "Registration Statement").  Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Registration Statement.
We have examined the Registration Statement and such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion expressed below.  Our opinion below is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such instruments, documents and records.  For purposes of our opinion below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
Our opinion below is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, all as in effect as of the date hereof.  These authorities are all subject to differing interpretations and to change at any time.  Our opinion is not binding upon the IRS or the courts, and the IRS is not precluded from successfully asserting a contrary position.  Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the conclusions stated herein.
Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the discussion under the caption "Material U.S. Federal Income Tax Consequences" in the Registration Statement, insofar as such discussion constitutes matters of U.S. tax law or legal conclusions, represents our opinion as to the material U.S. federal income tax consequences to U.S. Holders (as defined therein) of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering and the ownership and disposition of shares of Company common stock and Warrants received upon exercise of the Subscription Rights or Warrants.
The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law that may hereafter occur.  This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.  This opinion has been delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act.  It is intended for the benefit of the Company and its stockholders and may not be relied upon for any other purpose or by any other person.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.  In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)